PROXY
                         CRESTAR FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 30, 1996.

     The undersigned hereby appoints William M. Ginther, C. Garland Hagen and Richard F. Katchuk, any one of whom may act and each with the power to appoint his substitute, to represent and to vote all shares of Common Stock of Crestar Financial Corporation ("Crestar") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December 30, 1996, at Crestar's office located at 919 East Main Street, Richmond, Virginia, and at any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     This proxy, when properly executed, will be voted as directed. If no direction is made, this proxy will be voted FOR as recommended by the Board of Directors. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

1. APPROVAL OF THE ISSUANCE OF UP TO 13,200,000 SHARES OF CRESTAR COMMON STOCK IN ACCORDANCE WITH THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER DATED SEPTEMBER 15, 1996 (THE "AGREEMENT"), AMONG CRESTAR FINANCIAL CORPORATION ("CRESTAR"), CDM ACQUISITION SUBSIDIARY, INC., CRESTAR BANK DC, CITIZENS BANCORP AND CITIZENS BANK OF MARYLAND, PROVIDING FOR CRESTAR'S ACQUISITION OF CITIZENS BANCORP AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS AND PURSUANT TO WHICH EACH SHARE OF COMMON STOCK OF CITIZENS BANCORP OUTSTANDING AS OF THE EFFECTIVE TIME OF THE HOLDING COMPANY MERGER WILL BE CONVERTED INTO AND BECOME THE RIGHT TO RECEIVE 0.835 SHARES OF CRESTAR COMMON STOCK AND ASSOCIATED STOCK RIGHTS, AND OPTIONS TO PURCHASE CITIZENS COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO ACQUIRE SHARES OF CRESTAR COMMON STOCK.
                      FOR  [ ]     AGAINST [ ]      ABSTAIN [ ]

2. ADJOURNMENT OF THE SPECIAL MEETING TO A LATER TIME AND DIFFERENT PLACE.
                      FOR  [ ]     AGAINST [ ]      ABSTAIN [ ]

                             (CONTINUED ON REVERSE)

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The undersigned acknowledges receipt of a Notice of Special Meeting of
Shareholders dated November 25, 1996, and of a Joint Proxy Statement/Prospectus dated November 25, 1996.

                                                           Signature

                                                   Signature if held jointly

                                                Dated                     , 1996

                                                PLEASE SIGN EXACTLY AS YOUR NAME
                                                APPEARS. WHEN SHARES ARE HELD BY
                                                JOINT TENANTS, BOTH SHOULD SIGN.
                                                WHEN SIGNING AS ATTORNEY,
                                                EXECUTOR, ADMINISTRATOR, TRUSTEE
                                                OR GUARDIAN, PLEASE GIVE FULL
                                                TITLE. IF A CORPORATION, PLEASE
                                                SIGN WITH FULL CORPORATE NAME BY
                                                PRESIDENT OR OTHER AUTHORIZED
                                                OFFICER. IF A PARTNERSHIP,
                                                PLEASE SIGN IN PARTNERSHIP NAME
                                                BY AUTHORIZED PERSON.